UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2019 (the “Effective Date”), Cohen & Company Inc., a Maryland corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, Cohen & Company, LLC, a subsidiary of the Company (the “Operating LLC”), Daniel G. Cohen (“Mr. Cohen”), and The DGC Family Fintech Trust, a trust established by Daniel G. Cohen (the “DGC Trust,” and, together with Mr. Cohen, “Buyer”). Mr. Cohen is the President and Chief Executive of the Company’s European operations and Chairman of the Company’s Board of Directors and the Operating LLC’s Board of Managers. Mr. Cohen is neither a trustee nor a named beneficiary of the DGC Trust and does not have any voting or dispositive control of securities held by the DGC Trust.

Pursuant to the Purchase Agreement, on the Effective Date, Buyer purchased (i) from the Operating LLC an aggregate of 22,429,541 newly issued units of membership interests in the Operating LLC (collectively, the “LLC Units”); and (ii) 22,429,541 newly issued Series F Voting Non-Convertible Preferred Stock of Parent, par value $0.001 per share (collectively, the “Series F Shares”).

In consideration of the issuance of the LLC Units and the Series F Shares to Buyer, on the Effective Date, Buyer transferred to the Operating LLC an aggregate of 662,361 shares of the common stock, par value $0.0001 per share (“IMXI Common Stock”), of International Money Express, Inc. (formerly FinTech Acquisition Corp. II), a Delaware corporation (“IMXI”), of which (a) 264,021 shares are subject to certain restrictions on transfer until the closing price per share of IMXI Common Stock (as reported by The Nasdaq Capital Market) exceeds $15.00 for any twenty trading days within a consecutive thirty trading day period or immediately upon certain change of control events involving IMXI, as set forth in the letter agreement, dated January 19, 2017 (the “Letter Agreement”), by and among IMXI, Mr. Cohen, the DGC Trust and the other parties named therein, and (b) 264,023 shares are subject to certain restrictions on transfer until the closing price per share of IMXI Common Stock (as reported by The Nasdaq Capital Market) exceeds $17.00 for any twenty trading days within a consecutive thirty trading day period or immediately upon certain change of control events involving IMXI, as set forth in the Letter Agreement.

The IMXI Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the trading symbol “IMXI.” Prior to the merger of IMXI with and into a special purpose acquisition company in a transaction which resulted in the listing of IMXI on Nasdaq, Mr. Cohen served as the Chief Executive Officer and member of the Board of Directors of special purpose acquisition company.

The Purchase Agreement contain customary representations and warranties on the part of each of the Operating LLC and the Company and Buyer, and the Operating LLC and the Company and Buyer provide customary indemnifications thereunder.

Pursuant to the Amended and Restated Limited Liability Company Agreement of the Operating LLC, dated as of December 16, 2009, as amended (“LLC Agreement”), a holder of units of membership interests in the Operating Agreement, including the LLC Units, may cause the Operating LLC to redeem (each, a “Unit Redemption”) such units at any time for, at the Company’s option, (A) cash or (B) one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), for every ten units of membership interests in the Operating LLC.

However, pursuant to the Purchase Agreement, Buyer agreed that, until the Company’s stockholders approve the Stockholder Proposal (as defined below), Buyer will not cause a Unit Redemption with respect to any portion of the LLC Units if such Unit Redemption would result in the Company issuing a number of shares of Common Stock that, when aggregated with any shares of Common Stock previously issued in connection with any Unit Redemption of the LLC Units equals or exceeds 19.99% of the outstanding Common Stock as of the Effective Date.

Pursuant to the Purchase Agreement, Buyer also agreed to not cause a Unit Redemption with respect to any portion of the Cohen LLC Units if the Company’s Board of Directors determines that the satisfaction of such Unit Redemption by the Company with shares of Common Stock would jeopardize or endanger the availability to the Company of its net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Internal Revenue Code of 1986, as amended.

Pursuant to the Purchase Agreement, at the 2020 annual meeting of the Company’s stockholders, the Company agreed to cause its stockholders to vote on proposals (collectively, the “Stockholder Proposal”) regarding the issuance of all shares of Common Stock issuable in connection with a redemption of the LLC Units for purposes of Section 713 of the NYSE American’s Company Guide. Further, the Company’s Board of Directors must recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposal, and may not modify or withdraw such resolution.

In addition, effective as of the Effective Date, if the Company owns a number of units of membership interests in the Operating LLC representing less than a majority of the votes entitled to be cast at any meeting or any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought from the holders of units of membership interests in the Operating LLC (each, a “Meeting”), then for so long as the Company owns a number of units of membership interests in the Operating LLC representing less than a majority of the votes entitled to be cast at any Meeting, Buyer has agreed to grant a voting proxy to the Company pursuant to which the Company may vote at any Meeting the number of units of membership interests in the Operating LLC owned by Buyer necessary to give the Company a majority of the votes at such Meeting.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above for information concerning the Series F Shares, which is incorporated by reference in response to this Item 3.02. In issuing the Series F Shares without registration, the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s entering into the Purchase Agreement, the Cohen & Company Inc. Articles Supplementary Series F Voting Non-Convertible Preferred Stock (the “Articles Supplementary”) were filed with the Secretary of State of the State of Maryland and became effective on the Effective Date. The Articles Supplementary are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The Series F Shares and the Company’s Series E Voting Non-Convertible Preferred Stock have substantially identical rights, preferences, privileges and restrictions. The Series F Shares vote together as a single class on all matters with respect to which a vote of the stockholders of the Company is required or permitted under applicable law, with each Series F holder being entitled to one vote for every ten Series F Shares held on each matter properly submitted to the holders thereof for their vote.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1*	Cohen & Company Inc. Articles Supplementary Series F Voting Non-Convertible Preferred Stock.

10.1*	Securities Purchase Agreement, dated as of December 30, 2019, by and among Cohen & Company Inc., Cohen & Company, LLC, Daniel G. Cohen and the DGC Family Fintech Trust.

*   Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: December 31, 2019	By:		/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer